Exhibit 99.1

Evine Secures Multi-Million Dollar Strategic Investment & Exclusivity Commitment from The Invicta Watch Group; Tim Peterman Returns as CEO

Eyal Lalo, CEO of The Invicta Watch Group, joins Evine’s Board as Vice Chairman. Bob Rosenblatt remains on the Evine Board.

MINNEAPOLIS, May 2, 2019 (GLOBE NEWSWIRE) — Evine Live Inc. (NASDAQ:EVLV), a multiplatform interactive video and digital commerce company (evine.com), today announced as a part of its ongoing strategic alternatives review, the execution of several agreements with its largest and most tenured vendor, The Invicta Watch Group (“IWG”). Effective immediately, Evine has:

•	Sold $6 million of common stock at $0.75 per share, which was priced at a 97% premium to Evine’s closing stock price on the day prior to signing the purchase agreement, to investors (“Investors”) that include, among others, Eyal Lalo, CEO of IWG and Tim Peterman. The investors will also receive five-year warrants to purchase an aggregate of 3.5 million shares of common stock with an exercise price of $1.50 per share, a 295% premium to Evine’s closing stock price on the day prior to signing the purchase agreement;
•	Secured a $5 million increase in its vendor line for IWG’s family of brands, subject to adjustment from time to time;
•	Secured IWG’s commitment to invest an additional $25 million in product for Evine in 2019;
•	Secured a 5-year TV retailing exclusivity commitment from IWG;
•	Appointed Eyal Lalo, CEO of IWG, as Evine’s Vice Chairman, which is a board role designed to work closely with the CEO in the operations of the business;
•	Appointed Tim Peterman, Evine’s former COO & CFO, as its new CEO;
•	Appointed Michael Friedman, a long standing IWG partner, to Evine’s board; and
•	Announced that Bob Rosenblatt, Evine’s former CEO, will remain on Evine’s Board, where he will assist in the transition and continue to contribute to Evine’s strategy as a Board member.

Bob Rosenblatt, former CEO of Evine, said, "It is exciting to have Tim back to lead Evine on its continuing journey to profitability while utilizing his strong experience and relationships in interactive media and eCommerce to help us chart a compelling growth strategy. In addition, Eyal’s financial commitment as an investor and his leadership as Vice Chairman will help us accelerate our brand building opportunities and strengthen our balance sheet. I couldn’t be more excited as a board member and shareholder to have Tim and Eyal helping lead our organization into its next chapter.”

Tim Peterman, CEO of Evine, said, “I look forward to working with Bob and his team during a collaborative transition. We have a great company today, and I believe we have a very bright future. As Bob knows, our vision for the company remains fundamentally unchanged; I look forward to working with the team and the Board on new growth strategies and expect to have further details on such strategies in the near term.”

Eyal Lalo, Vice Chairman of Evine, said, “Fostering an entrepreneurial, fast-moving culture in which leaders and employees work to produce amazing results will be an important strategic priority for us. Tim and I look forward to playing a more active role in Evine’s future.

1

In addition to Eyal Lalo and Michael Friedman joining the Board, Thomas Beers and Mark Holdsworth have resigned from the Board, effective today.

Landel Hobbs, Chairman of Evine, added, "Deepening our relationship with IWG adds value for both the company and its shareholders, especially as Evine continues to chart its course in the role of interactive video commerce in the future of retail, entertainment and media. In addition, Tim’s strong experience and relationships in interactive media and eCommerce will help us continue to chart a compelling growth strategy and the deep expertise that Eyal brings to the Board will further enhance our strategies and execution. On behalf of Evine and the Board, I would also like to express my deep gratitude to Bob Rosenblatt for his leadership during the last three years—we have been made stronger through his work and look forward to his continuing contributions as a member of the Board. Similarly, I extend our thanks to Thomas Beers and Mark Holdsworth for their dedicated and valuable service on our Board.”

Evine will grant performance stock units representing 680,000 shares of Evine common stock to Mr. Peterman on May 2, 2019, that were approved by the human resources and compensation committee of its Board as a material inducement to employment. The equity awards were approved in accordance with Nasdaq Listing Rule 5635(c)(4). The performance stock unit grant shall vest one-third upon the one year anniversary of the grant date, one-third when the per-share closing price of Evine’s common stock reaches or exceeds an average trading price of $2 for 20 consecutive trading days and Mr. Peterman has been continuously employed for at least one year from the grant date, and the remaining shares when the per-share closing price of Evine’s common stock reaches or exceeds an average trading price of $4 for 20 consecutive trading days and Mr. Peterman has been continuously employed for at least two years after the grant date, and shall otherwise be subject to the terms and conditions of the applicable award agreement.

About Evine Live Inc.

Evine Live Inc. (NASDAQ:EVLV) operates Evine, a multiplatform interactive digital commerce company that offers a mix of proprietary, exclusive and name brands directly to consumers in an engaging and informative shopping experience via television, online and mobile. Evine reaches more than 87 million television homes with entertaining content in a comprehensive digital shopping experience offered 24 hours a day.

Please visit www.evine.com/ir for more investor information.

About Invicta Watch Group

INVICTA, the flagship brand of the INVICTA WATCH GROUP was founded in La Chaux-de-Fonds, Switzerland in 1837. The brand was reestablished in 1994 by Eyal Lalo who has been the CEO since inception. Under Eyal’s leadership, Invicta has been recognized for its vast amount of design and product innovations targeted to all demographics and age groups and a strong following from collectors worldwide. Invicta designs over 1500 unique models per year and has received 55 design and mechanical patents and holds 1,250 trademarks. It has received the coveted Red Dot design award for product design and innovation. This long and rich heritage in innovation and design continues to define the Invicta brand identity and its unique and exclusive positioning in the watch industry.

2

In addition to Invicta, the group owns, designs, manufactures and distributes the TechnoMarine, S. Coifman, and Glycine Switzerland brands. Additionally, it has long-standing license agreements with Disney, Marvel, Star Wars, DC Comics, Warner Brothers, and the NFL for high end collectible and limited-edition watches. From high-end, luxury Swiss time pieces to accessible fashion watches, each of the Invicta brands is recognized for inherent quality and distinctive style within its price category. Collectively, the Invicta brands are sold throughout the Americas, Europe, Asia, and the Far East.

Invicta’s history with Evine spans more than 20 years and is also rich with innovative collaborations. Invicta holds several records among Evine vendors for the highest sales hours, with 3 individual 1-hour time slots generating over $1 million in sales each. Invicta holds the largest customer following on Evine, largest Social Media following, largest driver of online sales, and has received over 25 awards from Evine including multiple awards for vendor of the year, product of the year, and many more including an award for being the first vendor to have reached over $1 billion in sales on the network. Invicta and Evine have collaborated on 3 Invicta themed cruises, over 90 remote events from various locations including the Exumas in the Bahamas, Los Cabos Mexico, Miami, Key Largo, and Cancun Mexico. We believe this new investment and partnership will expand on these milestones and further drive growth for Evine.

About Tim Peterman

Tim is relocating to Eden Prairie, MN in May, leaving his current role as COO & CFO of Amerimark Interactive (amerimarkinteractive.com), an eCommerce company with $750+ million in annual revenues headquartered in Chicago.

Tim originally joined Evine as its CFO in 2015, and was promoted to COO & CFO in 2017, which was the first year in 10 years that Evine produced positive net income.

Tim is an Interactive Media executive with 25+ years of diversified operational, M&A and financial management experience for publicly held and private industry leaders in media, eCommerce and technology. He has held senior executive roles in companies including: IAC, Scripps Interactive, Tribune, Sinclair, and J. Peterman. Mr. Peterman began his career at KPMG in Chicago in 1989, is a CPA and holds a BS in accounting from the University of Kentucky.

Contacts

Media:

Jordan Titus

press@evine.com

(952) 943-6580

Investors:

Michael Porter

mporter@evine.com

(952) 943-6517

3

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding business or operations plans, guidance, vendor prospects, industry prospects, our strategic alternatives process and any potential outcome from that process or future results of operations or financial position are forward-looking. We often use words such as anticipates, believes, estimates, expects, intends, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees or estimated cost savings from contract renegotiations; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our credit facilities covenants; customer acceptance of our branding strategy and our repositioning as a video commerce company; our ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting our operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from our programming; disruptions in our distribution of our network broadcast to our customers; our ability to protect our intellectual property rights; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; our ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in our most recently filed Form 10-K and any additional risk factors identified in our periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

4